As filed with the Securities and Exchange Commission on November 20, 1998
                           Registration No. 333-65303


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                COMPU-DAWN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                       Delaware                              11-3344575
(State or Other Jurisdiction of Incorporation) (I.R.S. Employer Identification
                                                Number)

                                77 Spruce Street
                           Cedarhurst, New York 11516
                            Telephone: (516) 374-6700
                           Telecopier: (516) 374-9410
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Mark Honigsfeld
                            Chairman of the Board and
                             Chief Executive Officer
                                Compu-DAWN, Inc.
                                77 Spruce Street
                           Cedarhurst, New York 11516
                            Telephone: (516) 374-6700
                           Telecopier: (516) 374-9410
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                  Copies of all communications and notices to:

                               Fred Skolnik, Esq.
                              Gavin C. Grusd, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

                  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
                  415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                      Proposed
                                                                             Proposed Maximum          Maximum
                                                      Amount to be             Offering Price   Aggregate Offering     Amount of
Title of Each Class of Securities to be Registered     Registered                Per Share (4)       Price (4)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------


Common Stock, $.01 par value per share, issuable
upon conversion of Series A Convertible                1,300,000(1)               $1.50          $1,950,000.00         $575.25
Preferred Stock, registered for the benefit of
Selling Stockholders

Common Stock, $.01 par value per share, issuable
upon conversion of Series B Convertible                  327,103(2)                $1.50           $490,654.50         $144.74
Preferred Stock, registered for the benefit of
Selling Stockholders

Common Stock, $.01 par value per share, issuable          180,414(3)               $1.50           $270,621.00          $79.83
upon exercise of outstanding warrants

Common Stock, $.01 par value per share,                   125,000                  $1.50           $187,500.00          $55.31
registered for the benefit
of Selling Stockholders


Common Stock, $.01 par value per share, issuable           75,000                  $2.44           $183,000.00          $50.87
under certain circumstances, registered for benefit
of Selling Stockholders


                      Total Registration Fee:                                                                           $ 906.00 (5)

================================================================================================================================



(1) For purposes of estimating the number of the Company's shares of Common Stock to be included in this Registration Statement, the Company calculated 200% of the number of shares of Common Stock issuable upon the conversion at maturity of 3,250 shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Stock"), or otherwise pursuant to the Certificate of Designations, Preferences and Rights of the Series A Stock, based on a conversion price of $5.00 per share. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon conversion, of or otherwise with respect to, the Series A Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 416 promulgated under the Securities Act, the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon conversion of the Company's Series B Convertible Preferred Stock, $.01 per value per share, to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) For purposes of estimating the number of the Company's shares of Common Stock to be included in this Registration Statement, the Company calculated 200% of the number of shares of Common Stock issuable upon the exercise of warrants for the purchase of 90,207 shares of Common Stock based upon an exercise price of $8.025 per share. Pursuant to Rule 416 promulgated under the Securities Act, the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon exercise of the warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c).


(5)               Of which $855.13 was previously paid.



                  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                                   PROSPECTUS

                                ----------------

                                COMPU-DAWN, INC.


                        2,007,517 SHARES OF COMMON STOCK



The shares of common stock offered by this Prospectus are being sold by stockholders of Compu-DAWN, Inc. See "Selling Stockholders" and "Plan of Distribution." A purchase of these securities involves a high degree of risk. See "Risk Factors," beginning on page 5.

                 The common stock of Compu-DAWN, Inc. is traded
             on the Nasdaq SmallCap Market under the symbol "CODI."



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                                Compu-DAWN, Inc.
                                77 Spruce Street
                           Cedarhurst, New York 11516
                                 (516) 374-6700



                                                                , 1998

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                              AVAILABLE INFORMATION

                  The Company files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Furthermore, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The documents listed below have been filed by Compu-DAWN, Inc., a Delaware corporation (the "Company"), with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:


                 (a)The  Company's  Annual  Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "Form 10-KSB").

                 (b)The Company's  Quarterly Report on Form 10-QSB for the three months ended March 31, 1998.

                 (c) The  Company's  Current  Report  on Form  8-K for an event dated April 22, 1998.

                 (d) The  Company's  Current  Report  on Form  8-K for an event dated April 23, 1998.

                 (e)The Company's  Current Report on Form 8-K for an event dated
                    June 8, 1998.

                 (f)The Company's  Quarterly Report on Form 10-QSB for the three months ended June 30, 1998.

                 (g)The Company's  Current Report on Form 8-K for an event dated
                    September 1, 1998.

                 (h)The Company's  Current Report on Form 8-K for an event dated
                    September 25, 1998.


                 (i)The Company's  Quarterly Report on Form 10-QSB for the three months ended September 30, 1998.

                 (j)The Company's  Current Report on Form 8-K for an event dated
                    November 18, 1998.

                 (k)The  description of the Company's  Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-22611), which was declared effective by the Commission on June 10, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus, and prior to the termination of the offering of the 2,007,517 shares of common stock, $.01 par value per share ("Common Stock"), of the Company offered hereby (the "Shares"), shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to the Secretary, Compu-DAWN, Inc., 77 Spruce Street, Cedarhurst, New York 11516 (telephone number: (516) 374-6700).

         Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

         Compu-DAWN, Inc. (the "Company") is primarily engaged in the business of designing, developing, licensing, installing and servicing computer software products and systems for law enforcement and public safety agencies. The software systems include computer-aided dispatching, computer interfacing with state and national crime information databases, advanced mobile on-line radio computing, automatic vehicle location (employing dynamic map displays), records management and photo-image database systems. Certain of these applications utilize telecommunications and space satellite technology, and other infrastructure, provided by third parties. The Company has developed, licensed and installed its systems in approximately 60 agencies primarily located in the State of New York.

         The Company was incorporated under the name Coastal Computer Systems, Inc. in New York on March 31, 1983 and was reincorporated in Delaware under its present name on October 18, 1996.

         The Company's executive offices are located at 77 Spruce Street, Cedarhurst, New York 11516 and its telephone number is (516) 374-6700.

                           FORWARD-LOOKING STATEMENTS

         Certain information contained herein and/or incorporated by reference in this Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. The Company cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Prospectus or which are otherwise made by or on behalf of the Company. For this purpose, any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. Factors which may affect the Company's results include, but are not limited to, the risks and uncertainties associated with the level of spending by law enforcement and public safety agencies for computer application software and hardware, the competitive environment within the industry, the ability of the Company to expand its operations, the competence required, and experience, of management to effectuate the Company's business plan, the level of costs incurred in connection with the Company's planned expansion efforts, economic conditions in the industry, the financial strength of the Company's customers and suppliers, and unascertainable risks related to possible unspecified acquisitions. The Company is also subject to other risks detailed herein or detailed from time to time in the Company's Commission filings. Factors that could cause or contribute to such difference include, but are not limited to, those discussed in "Risk Factors" below, as well as those discussed elsewhere in this Prospectus and in the Company's filings with the Commission.

                                  RISK FACTORS


         An investment by you in the shares offered by this Prospectus is speculative and involves a high degree of risk. You should only purchase these securities if you can afford to lose your entire investment. Before making an investment, you should carefully consider the following risks and speculative factors, as well as the other information contained in this Prospectus. As discussed above, this Prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of the Company's operations could be significantly different from the information contained in those forward-looking statements. Those differences could result from the risk factors discussed immediately below, as well as factors discussed in other places in this Prospectus.

         In this "Risk Factors" section, "we," "our" and "ours" refer to the Company, and "you," "your" and "yours" refer to a purchaser of the shares of the Company offered by this Prospectus.

       1.       Lack of Significant Revenues; Historical and Anticipated Losses.


      Period Ended                         Revenues                   Net Loss


December 31, 1996 (year)                   $ 477,527               $   570,769

December 31, 1997 (year)                     591,375                 4,436,745

September 30, 1998 (nine months)             916,129                 1,266,910


         The table above sets out our revenues and net losses for the periods indicated in the first column. The net losses are the result of significant expenses, including research and development expenses, enhancing and refining our product line, marketing costs, employment agreement costs and general administrative expenses. In addition, the 1997 loss reflects approximately $1,588,000 in non-recurring deferred financing charges incurred in connection with a debt offering we made.

Furthermore, the net loss figure for 1998 was higher than it would have been otherwise because we did not generate significant revenues, but did incur expenses regarding contemplated business ventures. We believe that we will be unable to achieve revenues sufficient to offset operating costs for the foreseeable future; therefore, we anticipate that operating losses will continue for at least the next 12 months. We cannot predict how long these operating losses will continue or what impact they will have on our financial condition and results of operations. We cannot assure you that our technology and products will be able to compete successfully in the marketplace or that they will generate significant revenue; nor can we assure you that our business will be able to operate profitably.

         Our operating results have varied widely in the past from quarter to quarter, and may continue to. Factors such as (a) the amount, timing and recognition of revenue from significant sales or other business activity, (b) the timing of new product releases and market acceptance of these new releases, and (c) increases in operating expenses, will all affect quarterly results. Conversely, with the fixed nature of costs such as personnel and facilities, a decline in revenues in any one quarter typically results in lower profitability for that quarter. We cannot assure you that we will become profitable or avoid losses in any future period.

         2. Evolving Market; New Product Development; Technological Obsolescence. Our ability to compete will depend on our ability to adapt, enhance and improve our existing products and technology, and develop and introduce new products and technology in a timely and cost- competitive manner.

         The markets for our software products are characterized by

                -  evolving industry requirements
                -  rapid technological change
                -  frequent introductions of new products

Any one of these factors may result in product or technology obsolescence. Other companies may be developing technologies or products of which we are unaware and which may be similar or superior to some or all of the products and technology we offer. We cannot predict whether or not our competitors will develop technologies or products that will render ours obsolete or less marketable, or whether we will be able to enhance and adapt our products and technology successfully.

         All the risks inherent in the development of new technology and products, including unanticipated delays, expenses and technical problems, will accompany our new product development efforts. We cannot assure you that (a) we can develop additional technologies within a reasonable schedule; (b) we will have sufficient economic or human resources to complete such development; (c) we will have access to sufficient funding to complete development; or (d) we can make economically reasonably arrangements for the completion of new products by third parties.

Therefore, we can make no assurances as to when, or whether, new products will be successfully developed.

         Before we can market any additional product, we must successfully complete a testing program for it. Although we believe our testing program is adequate, unforseen technical problems arising out of the testing process may delay or prevent our production or marketing of a commercially acceptable product. In addition, our current and proposed products must meet the cost and performance demands of the marketplace. We cannot assure you that new technologies or products will be developed by us, or that, if they are, they will meet cost and performance objectives; neither can we assure you that unforseen technical problems (or other problems) will not significantly increase the cost, or delay the introduction, of such products. Furthermore, as discussed in the first paragraph of this section, if superior technology is developed by our competitors, it may render our products obsolete and thus have a significant negative impact on us.

         3. Failure to Integrate Various Product Introductions and Offerings. To compete successfully, we must be able to integrate our software products with other systems. We have achieved some success with integration in the past, although we cannot guarantee that we will continue to do so either with existing applications or newly created applications. If we are unable to further integrate our products, there could be a significant negative effect on our business; even if we do achieve further integration, there is no guarantee that we will improve our competitive position in the software market.

         4. Product Concentration. In 1996, 1997 and the first nine months of 1998, almost all of our revenues came from the licensing of products and the provision of maintenance and support services to law enforcement and public safety agencies. A shift in the needs of these customers, or the introduction of superior competitive products, or any circumstance which would adversely affect the narrow area in which our products are concentrated, would have a significant negative effect on our financial condition and results of operations.

         5. Lengthy Sales Cycle. The public agencies that buy or license our products usually have a long internal approval procedure, due to the large expense and the significant change to the customer's infrastructure that is represented by a purchase from us. These internal acceptance procedures as well as the customer's budgetary constraints are beyond our control. Therefore, the sales cycle associated with our products is typically quite long. Due to this lengthy sales cycle and the generally large size of customer orders, if revenues forecast from a specific customer for a specific quarter are not realized in that quarter, our operating results for that quarter could be materially adversely affected.

         6. Competition. Our products compete with those of numerous well-established companies. Many of these companies have substantially greater financial, technical and other resources than we do, and they may have established reputations for success in the development, licensing, sale and service of their products and technology. Some of these competitors have the financial resources to withstand substantial price competition, or downturns in the market for the products we produce. In addition, we anticipate that significant sales of our products will be made through the competitive bidding process. We cannot be certain that we will be able to compete against these companies effectively in such a process.

         7. Limited Sales and Marketing Infrastructure. The Company has a limited sales, marketing and distribution infrastructure. Our sales and marketing staff must be expanded. We cannot be certain that we will be able to build an adequate sales and marketing staff, that we will be able to do it in a cost-effective manner, or that our sales and marketing efforts will be successful.

         8. Dependence on Significant Customers. We have, so far, depended on a limited number of customers for the bulk of its revenues. Although the actual customers have changed from year to year, generally the number of customers remains small. We generally do not receive repeat business from customers for whom we have designed and installed software systems. Any additional revenues from these customers are usually derived from maintenance and support contracts. With this history, we do not believe that the makeup of our current customers is important to an understanding of our future business prospects. Although we expect our customer base to continue to expand, a limited number of large customers may continue to represent a significant portion of our sales during any given period for the foreseeable future. Consequently, our financial condition and results of operations may be adversely affected by the loss of one or more of these customers, or by such a customer's reduction, delay or cancellation of orders.

         9. Dependence on Strategic Business Alliances and Subcontractor Relationships. To enter the "large size" market segment for our products, we will probably need to establish strategic business alliances and/or subcontractor relationships with large systems integrators and public network providers.

         Our customers have, so far, been in the "small size" and "medium size" market segments (i.e., fewer than 200 sworn officers or personnel). Our business strategy includes the development of systems for the large size market and the establishment of relationships to help us enter that market.

         Business alliances have been entered into with AT&T Wireless Data, Inc. ("AT&T") and GTE MobileNet Service Corp. ("GTE"). These arrangements do not relate to a particular customer; they govern the relationship between us and the other party for a system installation for a mutual customer. The agreement between us and AT&T provides for, among other things, minimum technical support standards and minimum revenue requirements. If we do not meet the technical support standards, AT&T is entitled to reduce the technical support fees paid to us; the minimum revenue requirements may entitle us to a goal attainment fee. Failure to meet the minimum revenue requirements entitles AT&T to terminate the agreement. The agreement with GTE allows GTE to not pay us during any period in which we fail to materially perform our obligations.

       We cannot be certain that, if any projects are undertaken with AT&T, GTE or Data General, we will meet the required standards, revenue levels, or obligations. If not, our compensation may be reduced or eliminated and the early termination of these agreements is a possibility. Furthermore, we cannot be certain that we will renew these agreements or enter into others. Our inability to maintain or enter into business alliances and/or subcontractor relationships would significantly hinder our implementation of the "large size" market plan.

         10. Intellectual Property Protection and Infringement. Our technology is not patented and we have not filed any patent applications. We rely on trade secrets and copyright rights to establish and protect certain proprietary rights in our products. These measures give limited protection, and it is possible that they will be inadequate to protect proprietary rights, prevent misappropriation of our technology, or prevent the independent development by others of similar technology. This potential inadequacy is compounded by our limited resources and the potential cost of legal action to enforce our rights.

         We have not obtained any copyright registrations. We believe that it would be impractical and not cost-effective for a third party to attempt to copy software like that used in our products. Still, unauthorized parties might attempt to copy or reverse-engineer all or parts of our products, or may obtain information that we regard as proprietary.

         Registration of a copyright with the United States Copyright office is not a requirement to make a copyright legally effective. However, such a registration generally reinforces the registrant's claim. In the absence of a registered copyright, we will be unable to sue anyone for copyright infringement. A copyright may be registered at any time prior to suing for infringement. If a copyright is registered before infringement occurs, the law permits the injured party to recover certain amounts of money even if the actual harm that's been suffered equal a smaller amount of money. If we register the copyright after the infringement occurs (and before suing), we may be limited in our ability to prove our case and in the amount we can recover as damages. The cost of enforcement by us of our rights could be significant; nevertheless, we can give no assurance that such proceedings will be effective.

         We believe there are no infringement or trade secret misappropriation claims against us and that there are no grounds for the assertion of any such claims; however, should such a claim be made, the cost of responding to it could be significant and we cannot be certain that we would prevail.

         11. Dependence on Executive Management; Need to Retain Key Personnel. Our executive management team consists of Mark Honigsfeld, our Chairman and Chief Executive Officer, and Louis Libin, our Chief Technology Officer.

     The loss of the services of either Mr. Honigsfeld or Mr. Libin could have a significantly detrimental effect on our business. We have three-year employment agreements with Messrs. Honigsfeld and Libin. Each agreement includes non-competition and non-solicitation provisions. However, each agreement also provides that the employee can terminate it at any time upon 30 days notice for any reason. Additionally, Mr. Honigsfeld's employment agreement allows him to devote up to 10% of his working time to other endeavors that are not competitive with us. Mr. Libin's employment agreement allows him to devote up to one day a week to such endeavors.

         We have obtained "key-man" life insurance policies on the lives of Messrs. Honigsfeld and Libin, each of which policies provides for a death benefit to us of $1,000,000. We cannot be certain that the death benefit would be adequate to fund our needs until a successor could be found.

         Our success is also partly dependent upon our ability to hire and retain additional personnel. Qualified and talented executive, technical and marketing personnel are always in great demand in our business, and our inability to recruit them could have a materially adverse impact on our business and results of operations. We cannot say with certainty that we will be able to retain our current management or other personnel, or that we will be able to attract and retain qualified personnel in management, engineering and sales in the future.

         12. Dependence on Licensors. We rely on operating system software owned by unaffiliated third parties for certain software and platform operating systems which we use to create our products, and in some cases to bundle with our own software. The licenses under which we use this software require payment of either an annual maintenance and enhancement fee, or of a monthly sublicense fee. An annual fee is based on the number of end users of the operating system software; a monthly fee is based upon the number of customers to which our products are licensed (including products where such licensed software is included). We believe that there are alternatives to the operating system software that we currently use, and that we could revise our software to make it compatible with these alternatives. However, termination of any of the current licenses could result in production delays of approximately three to six months; these delays would have a material adverse effect on our business.

         13. Challenges to Management of Growth. We anticipate a period of growth as a result of the development of our software business that is expected to strain our administrative, financial and operational resources. Our ability to manage growth effectively will require us to

            -     continue to improve our operational,  financial and management
            -     controls  continue to improve reporting systems and procedures
            -     install new management  information and control systems train,
            -     motivate and manage our employees

We cannot be certain that we will achieve improvements or install new management systems in an efficient and timely manner, or that the improvements and new systems will be adequate to support our operations. Additionally, many of the challenges of growth will be unforeseeable and beyond our control. If we are unable to manage growth effectively, resulting in our sales and marketing efforts exceeding our capacity to design, develop, install, maintain and service our products, or if new employees are unable to achieve adequate performance levels, our business, operating results and financial condition could be negatively influenced.

         Due to the complexity of our software products, we have experienced (and expect to experience again) a time lag between the date on which technical and sales personal are hired and the time at which they become fully productive. Customer satisfaction could be substantially affected by the quality of our post-sales system implementation process and, in many cases, by our software maintenance and service capabilities. If we are unable to hire, train and retain qualified personnel and consultants to perform these services, or fail to supervise the post-sales process effectively, our ability to attract repeat sales or obtain references for prospective sales could be negatively impacted. Such results could limit our growth opportunities.

         14. Matters Relating to Terminated Agreement. On September 1, 1998, we terminated an agreement we had entered into with Rugby National Corp. ("Rugby"). We had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Rugby regarding the right to operate a national online lottery in Russia. The Merger Agreement contained conditions to our obligation to close the transaction; since these conditions had not been satisfied by the deadline (August 31, 1998), we terminated the Merger Agreement. Subsequently, Rugby and its counsel claimed that we had breached certain provisions of the Merger Agreement. We believe that we have legitimate defenses against Rugby's claims. Rugby has not begun any lawsuit yet; however, if it does, we intend to defend ourselves vigorously.

         The Merger Agreement provided for "liquidated damages" if we did not close the Merger Agreement even though the conditions to our obligation to close were met. The maximum amount payable to Rugby as liquidated damages is $1,000,000; but, since we had loaned approximately $125,000 to Rugby, our potential liability would be the difference between that loan and the $1,000,000. We do not believe we have any liability for liquidated damages.

         We estimate that the total cost to us of the Merger Agreement and the related transactions was approximately $300,000, all of which has been included as an expense in our financial statements.

         15. Risks Related to Possible Unspecified Acquisitions. We intend to explore opportunities to:

              -   add technology or products to our current product line
              -   acquire a customer base or sales  organization  to augment our infrastructure
              -  make and/or market products not in our current line of business

The Board of Directors will decide whether any opportunity to add technology or products is in the best interest of our stockholders. We cannot be certain that any such opportunities will arise, or that, if they do, we will be able to reach an agreement on terms acceptable to us. Furthermore, if any such opportunity involves the acquisition of a business, we cannot be certain that:

               -  we will successfully  integrate the operations of the acquired
               -  business  with  ours  all  the  benefits  expected  from  such
               -  integration will be realized

               -  delays or unexpected costs related to the integration will not have a detrimental affect on our combined business, operating results or financial condition
               -   our  respective  operations, management  and personnel
                      will be compatible
               -   we will not lose key personnel

In most cases, an acquisition will be concluded without stockholder approval, in which case our stockholders will not have an opportunity to review the financial statements of the acquisition candidate. Although we will attempt to evaluate the risks inherent in a particular acquisition, we cannot be certain that we will properly ascertain or assess such significant risk factors.

         If we acquire technology or products in the early stage of development or growth (including technology or products that have not been fully tested or marketed), we will be subject to numerous risks inherent in developmental technology, plus the additional high level of risk associated with high technology industries. Furthermore, these acquisitions may require us to obtain additional financing from banks or other financial institutions or to undertake debt or equity financing. We cannot assure you that we will be able to obtain financing on commercially reasonable terms or at all. Furthermore, equity financing will result in a dilution to our existing stockholders, i.e., the number of shares that you own will represent a smaller percentage of our outstanding stock. The degree of dilution may be significant. In the case of debt financing, we run the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, along with other risks traditionally associated with incurring indebtedness.

         16. International Expansion. Although we have not developed any international marketing strategy or given significant attention to international marketing, we do intend to explore opportunities to expand our operations into international markets. Such an expansion could require significant management attention and financial resources. In addition, there are risks that are peculiar to international sales and operations, including:

            -   potentially   longer  payment  cycles
            -   unexpected  changes  in  regulatory  requirements
            -   import and export  restrictions  and tariffs
            -   difficulties   in  staffing  and  managing foreign operations
            -   compliance with foreign laws
            -   greater difficulty in collecting   accounts   receivable
            -   potentially  adverse  tax consequences
            -   currency  fluctuations
            -   potential  political and economic   instability
            -   cultural differences relating  to day-to-day business operations

Additionally, protecting intellectual property can be more difficult and costly outside the United States. If we expand internationally, price controls or other restrictions on foreign currencies could have a significant affect on our business, operating results and financial condition.

         17. Control By Existing Management and Stockholders; Effect of Certain AntiTakeover Considerations. Our directors and executive officers beneficially own approximately 29% of our outstanding Common Stock. The holders of our Series A Convertible Preferred Stock ("Series A Stock"), Series B Convertible Preferred Stock ("Series B Stock") and certain warrants held by such holders (the "Warrants") currently may not convert or exercise their securities to acquire more than 4.99% of our outstanding Common Stock. Each of the holders may waive that limitation. If all of them waive the limitation, the holders of the Series A Stock, the Series B Stock and the Warrants have the right to acquire approximately 27% of the Common Stock that would be outstanding following conversion or exercise of their securities. Thus, these two groups of stockholders, if acting together, have the potential voting strength to exert significant influence over the election of our directors and over other matters submitted to our stockholders for approval. (The percentages given in this paragraph do not account for some of the rights given to the holders of the Series A and Series B Stock and the Warrants. There is additional information about the conversion of the Series A Stock and the Series B Stock and the exercise of the Warrants in the section of this Prospectus entitled "Selling Stockholders.")

         We may issue additional Preferred Stock without approval of the holders of Common Stock. If we issue Preferred Stock, it could discourage a third party from buying a majority of our outstanding Common Stock. This, in turn, could prevent our stockholders from selling their shares at a price above the market price. The rights that the holders of Common Stock have will be subject to, and may be negatively affected by, the rights that holders of Preferred Stock might be given. In addition, our being governed by a staggered Board of Directors, certain provisions of our By-Laws, and certain provisions of Delaware Law that are applicable to us all could delay or complicate a merger, tender offer or proxy contest involving us.

         18. Impact of Nasdaq SmallCap Market Rules. Our Common Stock is currently traded on the Nasdaq SmallCap Market. If we are unable to satisfy the requirements for continued quotation on that market, trading of our Common Stock would be conducted in the over-the-counter market, in what is commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board.

         For continued listing on the Nasdaq SmallCap Market, we are required to have, among other things, all of the following:

             - either   net   tangible   assets   of   $2,000,000,   or   market
               capitalization of $35,000,000, or net income for two of the last three fiscal years of $500,000
             - minimum  market value or public float of $1,000,000
             - minimum bid price of $1.00 per share

Nasdaq also requires that we have at least two independent directors and an Audit Committee, a majority of whose members must also be independent directors.

         If you buy the Common Stock offered by this Prospectus and our Common Stock is afterwards traded only in the "pink sheets" or on the Electronic Bulletin Board, you may find it more difficult to dispose of the shares or obtain accurate quotations as to their price.

         19. Securities Market Factors. In recent years, the securities markets have experienced a high level of volume volatility. Market prices for many companies, particularly small and emerging growth companies, which trade in the over-the-counter market, have been subject to wide fluctuations in response to quarterly variations in operating results. The fluctuations in many cases were unrelated to the performance of, or announcements concerning, the issuers of the affected stock. Thus, factors such as announcements by us or our competitors concerning any of the following may have a significant impact on the market for our securities:

              -    technological innovations
              -    new products or procedures
              -    government regulations and developments
              -    disputes relating to proprietary rights
              -    the acquisition or sale of a business or assets

General market price declines or market volatility in the future could adversely affect the price of our securities.

         20. "Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Securities. The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our Common Stock currently trades below $5.00 per share. The Common Stock offered by this Prospectus is authorized for quotation on the Nasdaq SmallCap Market; therefore, it is exempt from the definition of "penny stock". However, if the Common Stock offered hereby is removed from the SmallCap Market at any time, then, based on the current market price of our Common Stock, it will be subject to rules that impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the Common Stock and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose (a) the commission payable to both the broker-dealer and the registered representative,
(b) current quotations for the securities, and (c) if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These rules would apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), until our Common Stock trades above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our Common Stock, and may affect the ability to sell our Common Stock in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

         21. No Dividends. We have never paid any dividends on our Common Stock and do not intend to in the foreseeable future. We anticipate retaining any earnings which we may realize in the foreseeable future to finance our growth.

         22. Limitations on Director Liability. Our Certificate of Incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from suing a director for breach of fiduciary duty and may reduce the likelihood of derivative lawsuits against any director. (A "derivative lawsuit" is one in which a stockholder sues an officer or director of the corporation on behalf of the corporation, claiming that the officer or director did some harm to the corporation). In addition, our Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted or not prohibited by Delaware law.


                              SELLING STOCKHOLDERS


         Of the 2,007,517 Shares being offered hereby, (i) 1,300,000 Shares are issuable upon conversion of, or otherwise with respect to, 3,250 shares of Series A Stock held by JNC Opportunity Fund, Ltd. ("Opportunity"); (ii) 327,103 Shares are issuable upon conversion of 1,750 shares of Series B Stock held by JNC Strategic Fund, Ltd. ("Strategic" and together with Opportunity, the "JNC Selling Stockholders"); (iii) 180,414 Shares are issuable upon the exercise of the Warrants held by the JNC Selling Stockholders; (iv) 75,000 Shares may be issuable to the JNC Selling Stockholders pursuant to certain registration-related rights the Company has agreed in principle to grant to them; and (v) 125,000 Shares are owned by three other individuals (the "Other Selling Stockholders"). The Series A Stock was issued by the Company to Opportunity and the Warrants were issued by the Company to the JNC Selling
Stockholders on June 5, 1998 in a private transaction (the "1998 Private Placement"). The Series B Stock was issued by the Company to Strategic as of September 25, 1998 in connection with the 1998 Private Placement. The Other Selling Stockholders acquired their respective Shares in non-issuer private transactions.

         In connection with the 1998 Private Placement, the Company granted the JNC Selling Stockholders certain registration rights pursuant to which the Company agreed to keep the Registration Statement, of which this Prospectus is a part, effective until the earlier of (i) the date that all of their above Shares have been sold pursuant to the Registration Statement, or (ii) the date upon which such Shares may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the JNC Selling Stockholders and each of their officers, directors, members, employees, partners, agents and each person who controls either of the JNC Selling Stockholders against certain expenses, claims, losses, damages and liabilities (or action, proceeding or inquiry by any regulatory or self-regulatory organization in respect thereof). The

Company has agreed to pay its expenses of registering the Shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and its own counsel fees.


         The following table sets forth the name of each Selling Stockholder, the number of shares of Common Stock of the Company beneficially owned by such Selling Stockholder as of November 15, 1998 and the number of Shares being offered by such Selling Stockholder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the Shares for resale from time to time. However, such Selling Stockholders are under no obligation to sell all or any portion of such Shares nor are such Selling Stockholders obligated to sell any Shares immediately under this Prospectus. All information with respect to share ownership has been furnished by the Selling Stockholders. Because the Selling Stockholders may sell all or part of their Shares, no estimates can be given as to the number of Shares that will be held by any Selling Stockholder upon termination of any offering made hereby. See "Plan of Distribution."


         In the case of the Shares underlying the Series A Stock, the number of Shares offered for sale hereby represents an estimate of the number of shares of Common Stock issuable upon conversion of, or otherwise with respect to, the Series A Stock, based on 200% of the number of shares of Common Stock issuable at a conversion price of $5.00 per share. In the case of the Shares underlying the Warrants, the number of Shares offered for sale hereby represents an estimate of the number of shares of Common Stock issuable upon exercise of the Warrants based on 200% of the number of shares of Common Stock issuable at an exercise price of $8.025 per share. Pursuant to Rule 416 under the Securities Act, the JNC Selling Stockholders may also offer and sell Shares issued with respect to the Series A Stock, the Series B Stock and/or the Warrants as a result of stock splits, stock dividends or similar transactions. This is not intended to constitute a prediction as to the number of Shares into which the Series A Stock or Series B Stock will be converted or the Warrants will be exercised.



-------------------------------------------------------------------------------------------------------------------------------
                                          Shares Beneficially           Shares to be
Name of Selling Stockholder               Owned Prior to the            Sold in the              Shares Owned after
                                          Offering                      Offering                 the Offering (1)
-------------------------------------------------------------------------------------------------------------------------------
JNC Opportunity Fund, Ltd.(2)                      141,686(3)               1,463,744(3)(4)                    0
-------------------------------------------------------------------------------------------------------------------------------
JNC Strategic Fund, Ltd.(2)                        141,686(3)                 418,773(3)(4)                    0
-------------------------------------------------------------------------------------------------------------------------------
Edwin J. Gerstley                                    62,500                     62,500                         0
-------------------------------------------------------------------------------------------------------------------------------
Gusti Gross                                          54,500                     54,500                         0
-------------------------------------------------------------------------------------------------------------------------------
Sidney Blumenthal                                     8,000                      8,000                         0
-------------------------------------------------------------------------------------------------------------------------------



         (1)      Assumes all Shares offered hereby are sold in the Offering.


         (2) Opportunity and Strategic are the beneficial owners of the Shares to be sold by them hereunder. They do not hold the Shares as nominees for any other person. Encore Capital Management, L.L.C. ("Encore"), a registered investment adviser under the Investment Advisers Act of 1940, acts as investment adviser to, and manager of, Opportunity and Strategic. James
                  Q. Chau and Neil T. Chau are the managing members of Encore.

         (3) The number of "Shares Beneficially Owned Prior to the Offering" for each of Opportunity and Strategic equals 4.99% of the outstanding Common Stock of the Company as of November 15, 1998. Pursuant to the terms of the Series A Stock, Series B Stock and the Warrants, the shares of Series A Stock and Series B Stock and the Warrants are currently convertible or exercisable by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted shares of Series A Stock and Series B Stock or unexercised portions of the Warrants) would not exceed 4.99% of the then outstanding Common Stock as determined in accordance with Section 13(d) of the Exchange Act. The holders of the Series A Stock, Series B Stock and Warrants may waive such restriction upon not less than 61 days notice. Therefore, the number of shares set forth herein and which a JNC Selling Stockholder may sell pursuant to this Prospectus (as provided for in footnote (3) hereof) may exceed the number of shares such JNC Selling Stockholder may beneficially own as determined pursuant to Section 13(d) of the Exchange Act.

         (4) The number of "Shares to be Sold in the Offering" for Opportunity includes an estimate of the number of shares of Common Stock that would be issuable upon conversion of, or otherwise with respect to, the Series A Stock based on 200% of the number of shares of Common Stock that would be issuable at a conversion price of $5.00 per share (1,300,000 shares). In addition, the Registration Statement covers 327,103 shares that are issuable to Strategic upon conversion of the Series B Stock. Further, the number of "Shares to be Sold in the Offering" for the JNC Selling Stockholders includes (A) an estimate of the number of shares of Common Stock that would be issuable upon the exercise of the Warrants based on 200% of the number of shares of Common Stock that would be issuable at an exercise price of $8.025 per share (114,994 shares for Opportunity and 65,420 shares for Strategic) and (B) 75,000 shares of Common Stock that may be issuable to them pursuant to certain registration-related rights that the Company has agreed in principle to grant to them (48,750 shares for Opportunity and 26,250 shares for Strategic). The actual number of shares of Common Stock issuable upon conversion of the Series A Stock is determined by a formula based on the market price at the time of conversion, and is therefore subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by the Company. Specifically, at any given time, the Series A Stock is convertible into a number of shares of Common Stock determined by dividing (X) the sum of (a) the stated value of the Series A Stock, (b) a premium amount equal to 5% (on an annualized basis) of the stated value of the Series A Stock and (c) any Conversion Default amount (as defined in the Certificate of Designations, Preferences and Rights for the Series A Stock), by (Y) the then applicable conversion price (calculated generally as the lesser of (i) $8.025 and (ii) 85% of the average of the five (5) lowest closing bid prices of the Common Stock for the twenty-five
                  (25) consecutive trading date immediately preceding the date of determination) (such 85% calculation as of June 5, 1998, the date of issuance of the Series A Stock, resulting in a conversion price of $5.6525 per share), subject to certain restrictions and adjustments. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to increase to the extent the exercise price is reduced pursuant to the antidilution adjustment provisions set forth in the Warrants. The Shares offered hereby, and included in the Registration Statement of which this Prospectus is a part, include such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Series A Stock or Series B Stock or upon exercise of the Warrants by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in each case in order to prevent dilution, in accordance with Rule 416. In the event the number of shares of Common Stock issuable upon conversion of the Series A Stock or upon exercise of the Warrants exceeds the number of Shares included in the Registration Statement, an additional Registration Statement would be required to cover the excess.

         To the Company's knowledge, no Selling Stockholder has had any position, office or other material relationship with the Company or any of its affiliates during the past three years (other than as a holder of the Company's securities).

                                 USE OF PROCEEDS

         All the Shares offered hereby are being offered for the account of the Selling Stockholders. Accordingly, the Company will not receive any proceeds of any sales made hereunder, but will receive the exercise price of any Warrants exercised by the JNC Selling Stockholders. Based on currently available information, the Company intends to utilize any proceeds received from the exercise of Warrants for working capital and general corporate purposes. The Company may use all or a portion of such proceeds for other purposes, should a reapportionment or redirection of funds be determined to be in the best interests of the Company.

                              PLAN OF DISTRIBUTION

         The Shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the Shares may be effected in one or more of the following methods: (i) ordinary brokers transactions, which may include long or short sales, (ii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus,
(iii) "at the market" to or through market makers or into an existing market for the Common Stock, (iv) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (v) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or (vi) any combination of the foregoing, or by any other legally available means. In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require that delivery by such broker-dealers of the Shares, which Shares may be resold thereafter pursuant to this Prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Company nor any Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Stockholder and any such stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

         Each Selling Stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

         Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

                                  LEGAL MATTERS

         Certain matters relating to the legality of the securities being offered hereby are being passed upon for the Company by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Form 10-KSB, have been audited by Lazar Levine & Felix, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith, copies of which may be obtained upon payment of a fee prescribed by the Commission, or may be examined free of charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses (estimated except for the Registration Fee) in connection with the offering described in the Registration
Statement:


 Registration Fee...................................................$    906.00
 Accountants' Fees and Expenses.....................................   1,000.00
 Legal Fees and Expenses............................................. 12,000.00
 Miscellaneous......................................................   1,094.00

 Total...............................................................$15,000.00


Item 15.  Indemnification of Directors and Officers.

         Article X of the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         Additionally, the Company has included in its Certificate of Incorporation and its by-laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Company's by-laws, any agreement, vote of stockholders or otherwise.

         The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers, directors, employees and agents of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         In connection with this Registration Statement, the JNC Selling Stockholders, severally but not jointly, have agreed to indemnify the Company, its directors, each of its officers who signed this Registration Statement, its employees, agents and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the Registration Statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the JNC Selling Stockholders specifically for use in connection with the preparation of the Registration Statement. Each JNC Selling Stockholder's indemnification obligations are limited to the amount such JNC Selling Stockholder actually receives as a result of the sale of the shares registered for resale hereunder.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits.

Exhibit Number            Description of Exhibit

           4              Specimen Stock Certificate1

           5              Opinion of Certilman Balin Adler & Hyman, LLP

         23.1             Consent of Lazar Levine & Felix, LLP

         23.2             Consent of Certilman Balin Adler & Hyman, LLP
                         (included in its opinion filed as Exhibit 5)

         24 Powers of Attorney (included in signature page forming a part hereof).

         -----------

         (1) Filed as Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-18667) and incorporated herein by reference.

Item 17.  Undertakings.

         The undersigned Company hereby undertakes:

                  (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the Prospectus any facts or events which, individually or together represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) Include any additional or changed material information on the plan of distribution; provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Company under the Exchange Act.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3)  File  a  post-   effective   amendment   to  remove  from
registration any of the securities being registered which remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedarhurst, New York, on the 20th day of November, 1998.


                                                  COMPU-DAWN, INC.



                                                  By:/s/ Mark Honigsfeld
                                                     Mark Honigsfeld
                                                     Chief Executive Officer and
                                                     Chairman of the Board


                                 -------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Capacity                            Date


       *                    Chief Executive Officer,          November 20, 1998
-----------------           Chairman of the Board,
Mark Honigsfeld             Secretary and Director
                            (Principal Executive Officer and
                            Principal Financial and
                            Accounting Officer)

       *
-----------------           Chief Technology Officer          November 20, 1998
Louis Libin                 and Director


        *                   Director                          November 20, 1998
-------------------
William D. Rizzardi

        *                   Director                          November 20, 1998
-------------------
Harold Lazarus, Ph.D.

        *                    Director                         November 20, 1998
-------------------
Alfred J. Luciani

* Mark Honigsfeld, pursuant to Powers of Attorney (executed by each of the persons listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of each of the persons named above and indicated as signing above in the capacities in which the names of each appear above, and does hereby sign and execute this amendment to the Registration Statement in his own behalf in the capacity of Chief Executive Officer, Chairman of the Board, Secretary and Director.



November 20, 1998                                        /s/ Mark Honigsfeld
                                                        Mark Honigsfeld